UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

Capital CIty Bank Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 402-7821

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.01	CCBG	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAPITAL CITY BANK GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2025, Capital City Bank Group, Inc. (“CCBG”) issued a press release announcing the following:

1.	On May 27, 2025, the Board of Directors of Capital City Bank (the “Bank”), a wholly owned subsidiary of CCBG, appointed Bethany H. Corum as President of the Bank, elected Mrs. Corum as a member of the Board of Directors of the Bank, and appointed Thomas A. Barron as the Chairman of the Board of Directors of the Bank, each effective as of July 1, 2025.

2.	On May 28, 2025, the Board of Directors of CCBG appointed Mr. Barron as President of CCBG, effective as of July 1, 2025.

In connection with these changes, on May 27, 2025, William G. Smith, Jr. notified CCBG of his resignation as President of CCBG and as Chairman of the Board of Capital City Bank, and Mr. Barron notified the Bank of resignation as President of the Bank, each effective as of July 1, 2025. Mr. Smith will continue to serve as the Chief Executive Officer and Chairman of the Board of CCBG. These changes reflect a strategic effort to diversify the executive ranks and bolster management as CCBG enters its next phase of growth.

Mrs. Corum, 56, has served as Chief Operating Officer of the Bank since 2015, with the primary responsibilities of overseeing the commercial lending, retail market management, wealth management, information technology, loan and deposit operations, facilities management and information security departments, as well as the disaster recovery, human resources, and talent development functions. After establishing her financial industry roots as an executive with the Florida Bankers Association, Mrs. Corum came to the Bank in 2006 and served a decade as Chief People Officer and President of Capital City Services Company before being promoted to Chief Operating Officer. Mrs. Corum earned her bachelor's degree from the University of Tennessee at Martin and her master's degree from Florida State University. She is a dedicated community advocate and currently serves as treasurer of Tallahassee Memorial Healthcare board of directors, chairman of the United Way of the Big Bend and chair-elect of the Community Foundation of North Florida. She has formerly served as chair of the Children's Home Society of North Florida, trustee for the Florida Bankers Educational Foundation and as past chair of the Greater Tallahassee Chamber of Commerce. Additionally, Mrs. Corum is a Leadership Tallahassee and Leadership Florida graduate.

Mr. Barron, 72, has served as President of the Bank since 1995 and as Treasurer since 1984. Mr. Barron has played an integral role in helping guide the Company through industry shifts and an evolving banking landscape. Mr. Barron was among the original architects of CCBG, which was formed as a multi-bank holding company in 1984 and was a principal player in subsequently consolidating the seven-member family of brands under the single name of Capital City Bank in 1995. Mr. Barron holds an MBA from Florida State University and served as president of the Community Bankers of Florida in 1989. He currently serves on the boards of Capital Health Plan and Tall Timbers. A former chair of the Southeastern Community Blood Center, Greater Tallahassee Chamber of Commerce, United Way of the Big Bend, Seminole Boosters and Hollins University, Mr. Barron has demonstrated community leadership and advocacy throughout his career.

Other than standard compensation arrangements, there are no arrangements or understandings between Mr. Barron or Mrs. Corum and any other persons pursuant to which they were selected for their respective positions. There are no family relationships between Mr. Barron or Mrs. Corum and any director or executive officer of CCBG and neither Mr. Barron nor Mrs. Corum has a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the leadership changes is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date:	June 2, 2025	By:	/s/ Jeptha E. Larkin
Jeptha E. Larkin,
Executive Vice President
and Chief Financial Officer